UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697                                          06-1449146
(Commission File Number)                     (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2008, Republic Airways Holdings Inc. (the “Company”) announced that its wholly-owned subsidiary, Shuttle America Corporation (“Shuttle America”), has entered into an Airline Services Agreement (the “Agreement”) with Mokulele Flight Service, Inc. (“Mokulele”). Pursuant to the Agreement, Shuttle America will operate four, 70-seat Embraer 170 jets. Mokulele will purchase all capacity at predetermined rates and will directly pre-pay or reimburse the Company for industry standard pass-through costs, including fuel. The first two aircraft are expected to be placed into service on November 19, 2008, with an additional two aircraft planned to enter revenue service during the spring of 2009. The Agreement has a term of ten years from the date of the first aircraft delivery. The Company will provide up to $8.0 million in direct financing to Mokulele in the form of a line of credit, which can be converted, at the Company’s option, to up to 45% of the common stock of Mokulele

A copy of the press release of the Company dated October 15, 2008 is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of Republic Airways Holdings Inc. relating to Mokulele Airlines, Inc. issued on October 15, 2008.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Dated: October 17, 2008	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                                Description

99.1	Press Release of Republic Airways Holdings Inc. relating to Mokulele Airlines issued on October 15, 2008.